SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                THE PROJECT GROUP
      ---------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            NEVADA                                       90-0147943
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                    333 N. Sam Houston Parkway E., Suite 275
                              Houston, Texas 77060
              -----------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                         2003 EMPLOYEE STOCK OPTION PLAN
            --------------------------------------------------------
                            (Full Title of the Plan)


                 Craig Crawford                             Copy to:
           The Project Group, Inc.
       333 N. Sam Houston Parkway E.                  Michael W. Sanders, Esq.
                Suite 275                            20333 S.H. 249, Suite 600
            Houston, Texas 77060                         Houston, Texas
             (713) 622-1100                              (832) 446-2599
------------------------------------------
(Name, Address and Telephone Number of
           Agent For Service)


      Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering          Amount of
     be Registered           Registered (1)            Share (2)                 Price            Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, $.001 par
value                           6,000,000               $ 0.065                $ 390,000               $ 49.41

(1) Plus such additional number of shares as may hereafter become issuable pursuant to The Project Group, Inc. 2003 Employee Stock Option Plan (the "Plan") in the event of a stock dividend, split-up of shares, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the closing price of the Company's Common Stock, as reported on the OTC Bulletin Board for October 27, 2004, for shares reserved for future issuance pursuant to the Plan (pursuant to Rule 457(c) under the Securities Act).

                                EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 6,000,000 shares of the Registrant's common stock, par value $0.001 per share, subject to issuance under the Registrant's 2003 Employee Stock Option Plan, as amended (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employee and non-employee participants of the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

      The documents incorporated by reference in Item 3 of Part II hereof are available without charge, upon written or oral request by the employee and non-employee participants of the Plans. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to the employee and non-employee participants of the Plans pursuant to Rule 428(b) of the Securities Act are also available without charge, upon written or oral request. Any such requests should be directed to the Registrant's President, Craig Crawford, 333 N. Sam Houston Parkway, E., Suite 275, Houston Texas, 77060 or call (713) 622-1100.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by The Project Group, Inc. (the "Registrant") with the Commission are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

      (b)   All other reports, if any, filed by the Registrant pursuant to
            Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 2003.

      (c) The description of the Registrant's Common Stock contained in the Form 10-SB Registration Statement (File No. 0-28445) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Nevada Revised Statutes ("NRS") 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      Further, NRS 78.7502 permits a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Further, NRS 78.7502 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification is permissible as referenced in NRS 78.7502, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      The Registrant's Articles of Incorporation provide that the Registrant's officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, but that the foregoing provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Nevada General Corporation Law, the Registrant's Articles of Incorporation, the Registrant's By-Laws or any indemnification agreements of the Registrant with its directors or officers, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

            EXHIBIT NO.               DESCRIPTION
            -----------               -----------

               5.1 Opinion and Consent of Michael W. Sanders, Esq., with respect to the legality of the securities being registered.

               10.1 2003 Employee Stock Option Plan, as amended September 28, 2004.

               23.1           Consent of Thomas Leger & Co. L.L.P.

               23.2           Consent of Michael W. Sanders, Esq. (included in
                              Exhibit 5.1).

ITEM 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 18th day of October 2004.

                                    THE PRJOECT GROUP, INC.


                                    By: /s/ Craig Crawford
                                    Craig Crawford, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                             DATE
---------                                 -----                             ----
/s/ Craig Crawford                President, Chief Executive            October 18, 2004
Craig Crawford                    Officer and Director

/s/ William H. Moebius            Chairman and Director                 October 18, 2004
William H. Moebius

/s/ Emmett R. McCoppin, Sr.       Vice President, Chief Technology      October 18, 2004
Emmett R. McCoppin, Sr.           Officer and Director

/s/ John Winchester               Senior Vice President and Director    October 18, 2004
John Winchester

/s/ Sean Hanson                   Secretary, Treasurer and Director     October 18, 2004
Sean Hanson

                                  EXHIBIT INDEX



          EXHIBIT NO.             DESCRIPTION
          -----------             -----------

               5.1 Opinion and Consent of Michael W. Sanders, Esq., with respect to the legality of the securities being registered.

               10.1           2003 Employee Stock Option Plan as amended
                              September 28, 2004.

               23.1           Consent of Thomas Leger & Co. L.L.P.

               23.2           Consent of Michael W. Sanders, Esq. (included in
                              Exhibit 5.1).